THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NO PROSPECTUS HAS BEEN FILED UNDER ANY CANADIAN SECURITIES LAWS IN RESPECT THERETO. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH A PROSPECTUS OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED TO ANY PERSON RESIDENT IN THE PROVINCE OF ONTARIO WITHIN ONE YEAR OF THE DATE OF ISSUANCE HEREOF. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(e)(vi) HEREOF. THE PRINCIPAL AMOUNT AND THE INTEREST THEREON REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(e)(vi) OF THIS NOTE.

                       ASSET-BACKED EXCHANGEABLE TERM NOTE
                       -----------------------------------

Chicago, Illinois

December 15, 2000                                    $7,000,000

FOR VALUE RECEIVED, Altair International, Inc., an Ontario corporation (the "Company"), Altair Technologies, Inc., a Nevada corporation, Mineral Recovery Systems, Inc., a Nevada corporation and Fine Gold Recovery Systems, Inc., a Nevada corporation (collectively, the "Consolidated Companies"), hereby jointly and severally promises to pay to the order of Doral 18, LLC, a Cayman Islands limited liability company, or registered assigns in accordance with Section 20 hereof ("Holder") the principal amount of Seven Million Dollars ($7,000,000), on December 15, 2003 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof until payment in full thereof as described in Section 2 hereof, at the rate of 10% per annum from the date hereof (the "Issuance Date") until the same becomes due and payable, whether at maturity or upon acceleration or by exchange or redemption in accordance with the terms hereof or otherwise. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in cash, at the Company's option, on each Due Date or at the time of optional or mandatory redemption or exchange of principal in accordance with
Section 1 hereof; as applicable; provided, that until the Registration Statement contemplated by the Securities Purchase Agreement dated as of the date hereof between the Company and Holder (the "Securities Purchase Agreement") and Registration Rights Agreement (as defined in the Securities Purchase Agreement) is declared effective by the Securities and Exchange Commission, such interest shall be payable in accordance with the last sentence of Section 1 hereof. Any amount of this Note which is not paid when due shall bear interest at the rate of 1.5% per month (prorated for partial months) (rather than at the rate set forth above) until the same is paid in full (the amount of such interest payment may be referred to in this Note as "Default Interest"). Any amount with respect to which Holder has a conversion right pursuant to Section 2(b)(i) hereof shall be deemed to have been paid when due for purposes of the preceding sentence.

1.       PAYMENTS OF PRINCIPAL AND INTEREST.

         All payments of principal and interest on this Note (to the extent such principal and/or interest is not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds as follows: American National Bank and Trust, 120 South LaSalle Street, Chicago, IL 60603, ABA 071000770, FBO Doral 18, LLC, A/C 5330299586 or to such other account as Holder may from time to time designate by not less than 10 days prior written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Chicago, Illinois are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement. Notwithstanding anything to the contrary set forth herein, interest shall be payable on a monthly basis in cash by wire transfer of immediately available funds to the account designated above in this Section 1 until such time as the Registration Statement contemplated by the Securities Purchase Agreement and
Registration Rights Agreement is declared effective by the Securities and Exchange Commission.

2.       EXCHANGE OF NOTE.

         This Note shall be exchangeable into the Company's shares, without par value (the "Common Stock"), on the terms and conditions set forth in this
Section 2.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) "Exchange Amount" means the sum of (A) the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made including any Monthly Payment Amount (as defined in Section 2(b)(i) below, and (B) all accrued and unpaid interest (other than Default Interest), calculated as the outstanding principal amount of the Note times .10 times (N/365) and (C) Default Interest, if any.

(ii) "Exchange Price" means, as of any Exchange Date (as defined below) or other date of determination and subject to adjustment as provided herein, a price equal to the lesser of (A) the Fixed Exchange Price (as defined below) and (B) the Variable Exchange Price (as defined below).

(iii) "Due Date" means the Issuance Date and each monthly anniversary thereof after the Issuance Date.

(iv) "Fixed Exchange Price" means a price equal to $ 3.00, subject to adjustment as provided herein.

(v) "Initial Exchange Price" means a price equal to $8.00, subject to adjustment as provided herein.

(vi)   "Interest  Date" means the day on which the  outstanding  interest on the
       Note is effected either through cash payment, redemption or exchange (Exchange Date) as appropriate.

(vii) "N" means the number of days from, but excluding, the most recent Interest Date through and including the Exchange Date for any portion of this Note for which exchange is being elected.

(viii) "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or any department, agency or political subdivision thereof.

(ix)   "Principal Market" means Nasdaq National Market.

(x) "Variable Exchange Price" means a price equal to 100% of the average of the three lowest daily trading prices of the Common Stock (as reported by Bloomberg) for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the date of submission of a Exchange Notice by Holder.

(b) Monthly Payment Amount; Exchange Upon Special Event. The Consolidated Companies shall be obligated to pay to the Holder the Monthly Payment Amount (as defined below) on the following terms and conditions:

(i) Monthly  Payment  Amount.  Subject to the  provisions  of  Section  2(d) and
    Section 4 below, commencing on January 15, 2001, and continuing on each Due Date thereafter, the Consolidated Companies shall be obligated to pay to the Holder the principal amount of $291,667 plus accrued interest (the "Monthly Payment Amount"). Notwithstanding the foregoing, commencing on the first Due Date subsequent to the Effective Date, and continuing on each Due Date thereafter, subject to the existence of any Mandatory Redemption Event described in Section 4(a) below and/or any Event of Default described in
    Section 11(a) below, the Company shall notify Holder as to whether the Consolidated Companies will satisfy all or a portion of the Monthly Payment Amount through redemption, as described in the following sentences (an "Optional Monthly Redemption"). If the Consolidated Companies elect to satisfy a Monthly Payment Amount through an Optional Monthly Redemption, the Consolidated Companies shall pay to the Holder that portion of the Monthly Payment Amount that the Consolidated Companies have elected to redeem in cash as described in Section 4(c) below. If the Consolidated Companies elect not to redeem an entire Monthly Payment Amount through an Optional Monthly Redemption, the Exchange Amount (or portion thereof that is not redeemed by the Company) applicable to such Due Date shall become immediately convertible at the Exchange Price then in effect. Thereafter, so long as the Registration Statement remains effective and the exchange is permitted under all applicable laws and regulations, the Holder shall be entitled to convert the Exchange Amount (or portion thereof that is not redeemed by the Consolidated Companies) into fully paid and nonassessable shares of Common
    Stock at the  Exchange  Rate.  Delivery  of such shares in  accordance  with
    Section 2(e)(ii) shall be considered payment in full of that portion of the Note. The exchange rights of the Holder, as described in this Section
    2(b)(i), (A) shall relate to all or any portion of any unpaid Monthly Payment Amount and (B) shall be cumulative. Further, such exchange rights shall be exercisable in whole or in part, at any time prior to repayment in full of the Note, at the Holder's discretion.

(ii Exchanges Upon Special Event. Notwithstanding Holder's option to convert the Monthly Payment Amount described in item (i) above and in addition to all other rights of Holder contained herein, upon the occurrence of any Special Event (as described below), 100% of the remaining principal balance hereunder, plus accrued and unpaid interest thereon, shall become subject to exchange at the applicable Exchange Price, at the option of Holder, upon delivery of a Exchange Notice (as defined below) without any restriction or limitation. A "Special Event" shall be deemed to have occurred at such time as any of the following events:

         (A) the Closing Price of the Common Stock closing at or above $8.00 for a period of 10 consecutive trading days. In this instance only, the applicable Exchange Price shall be the Initial Exchange Price;

         (B) the consolidation, merger or other business combination of the Company with or into another Person (other than solely pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company and except for a merger in which the Company is the surviving entity);

         (C) the sale or transfer of 50% or more of the Company's assets;

         (D) a purchase, tender or exchange offer made to holders of more than 30% of the outstanding shares of Common Stock; or

         (E) any event constituting an Event of Default pursuant to Section 9(a) hereof.

(iii) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any exchange. All shares of Common Stock (including fractions thereof) issuable upon exchange of this Note by a holder thereof shall be aggregated for purposes of determining whether the exchange would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

(iv) Accrual. Notwithstanding the foregoing provisions of this Section 2(b), from the period beginning on the date the Holder no longer owns any shares of Common Stock subject to the call right set forth in Section
       7.13 of the Securities Purchase Agreement and ending on the first to occur of (A) the Effective Date and (B) the date that is 180 days subsequent to the Issuance Date (the "Announcement Date"), the Consolidated Companies shall have the right to accrue the Exchange Amounts due to Holder. If such an election is made by the Consolidated
       Companies, no later than the Announcement Date, the Consolidated Companies shall notify Holder as to an election by the Consolidated Companies to satisfy the accrued Exchange Amounts in the same manner as an Optional Monthly Redemption. If the Company elects not to redeem the accrued Exchange Amounts, such Exchange Amounts shall become immediately convertible at the Exchange Price then in effect.

(c) Exchange Rate. The number of shares of Common Stock issuable upon exchange of a Exchange Amount of this Note pursuant to Section 2(b) shall be determined according to the following formula (the "Exchange Rate"):

                           Exchange Rate  = Exchange Amount

                                                     Exchange Price

(d) Limitation on Beneficial Ownership.

       (i) The Company shall not effect any exchange of this Note and Holder shall not have the right to convert any portion of this Note pursuant to
       Section 2(b)(i) to the extent that after giving effect to such exchange such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such exchange. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exchange of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exchange of the remaining, nonconverted portion of this Note beneficially owned by such Person and its affiliates and (ii) exercise or exchange of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on exchange or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exchange Notice (as defined below) shall constitute a representation by Holder that, after giving effect to such Exchange Notice, Holder will not beneficially own (as determined in accordance with this Section 2(d)) a number of shares of Common Stock in excess of 4.99% of the outstanding shares of Common Stock (1) as reflected in the Company's most recent shareholder list, which list shall be provided to Holder by the Company on a quarterly basis and certified by the Company as true, complete and accurate as of the date thereof, or
       (2) at such time as the Company is a Reporting Company under the Securities Exchange Act of 1934, as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release by the Company or other notice by the Company to Holder setting forth the number of shares of Common Stock outstanding, but after giving effect to exchanges of this Note (including the exchange with respect this determination is being made) by Holder since the date as of which such number of outstanding shares of Common Stock was disclosed.

       (ii)Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Holder shall have the right to exchange all or any portion of the Note and Warrant pursuant to the terms of the Agreement, in its sole discretion and at such time or times as it deems appropriate.

(e) Mechanics of Exchange. The exchange of this Note shall be conducted in the following manner:

       (i) Holder's Delivery Requirements. To convert this Note into shares of Common Stock on any date (an "Exchange Date"), Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of exchange in the form attached hereto as Exhibit A (an "Exchange Notice") to the Company and (B), subject to Section 2(e)(vi), surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction).

       (ii)Company's Response. Upon receipt by the Company of a copy of a Exchange Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Exchange Notice, send, via facsimile, a confirmation of receipt of such Exchange Notice to Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Exchange Notice in accordance with the terms hereof. Upon receipt by the Transfer Agent of a copy of the executed Exchange Notice, the Transfer Agent shall, no later than the 2nd trading day following the date of the Company's receipt by it of the Exchange Notice, (A) issue and surrender to a common carrier for overnight delivery to Holder's brokerage account #70357 (the "Doral Brokerage Account") with Credit Suisse First Boston (the "Broker"), a certificate, registered in the name of Holder or its designee, for the number of shares of Common Stock to which Holder shall be entitled, or (B) in the event the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of Holder, credit such aggregate number of shares of Common Stock to which Holder shall be entitled to the Broker's balance account with DTC through its Deposit Withdrawal Agent Commission system to be further credited to the Doral Brokerage Account by the Broker. Subject to Section 2(e)(vi), if less than the principal amount of this Note is submitted for exchange, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to Holder or its designee a new Note for the outstanding principal amount not converted.

       (iii) Dispute Resolution. In the case of a dispute as to the determination of the Exchange Price or the arithmetic calculation of the Exchange Rate, the Company shall instruct the Transfer Agent to issue to Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to Holder via facsimile within one (1) Business Day of receipt of Holder's Exchange Notice. If Holder and the Company are unable to agree upon the determination of the Exchange Price or arithmetic calculation of the Exchange Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Exchange Price to an independent, reputable investment bank selected by the Company and approved by Holder or (B) the disputed arithmetic calculation of the Exchange Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and Holder of the results no later than the third (3rd) day after the date it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

       (iv)Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon an exchange of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exchange Date.

       (v) Company's Failure to Timely Convert.

                  (A) Cash Damages. If within five (5) Business Days after Holder's delivery of the Exchange Notice (subject to extension in accordance with Section 2(e)(iii) for a good faith dispute made in accordance with the terms of Section 2(e)(iii)) (the "Share Delivery Period") the Transfer Agent shall fail to issue a certificate to Holder or credit Holder's balance account with The Depository Trust Company for the number of shares of Common Stock to which Holder is entitled upon Holder's exchange of this Note (a "Exchange Failure"), in addition to all other available remedies which Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Article 8 thereof), the Company shall pay additional damages to Holder on each day after such fifth (5th) Business Day such exchange is not timely effected and/or such Note is not delivered in an amount equal to 2.0% of such principal amount of this Note submitted for exchange by Holder.

                  (B) Void Exchange Notice; Adjustment to Exchange Price. If for any reason Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Share Delivery Period with respect to a an Exchange Notice, then Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void the Exchange Notice with respect to, and retain or have returned, as the case may be, any principal amount of this Note that has not been converted pursuant to Holder's Exchange Notice; provided, that the voiding of the Exchange Notice shall not affect the obligations of the Consolidated Companies to make any payments which have accrued prior to the date of such notice pursuant to Section 2(e)(v)(A) or otherwise. Thereafter, the Fixed Exchange Price of the principal amount of this Note returned or retained by Holder for failure to timely convert shall be adjusted to the lesser of (I) the Exchange Price as in effect on the date on which Holder submitted the Exchange Notice and (II) the lowest trade price for the Common Stock during the period beginning on the Exchange Date and ending on the date Holder voided the Exchange Notice.

       (vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exchange of any portion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to the Company unless the full Exchange Amount represented by this
       Note is being converted. Holder and the Company shall maintain records showing the Exchange Amount so converted and the dates of such exchanges or shall use such other method, reasonably satisfactory to Holder and the Company, so as not to require physical surrender of this Note upon each such exchange. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Note is converted as aforesaid, Holder may not transfer this Note unless Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of Holder a new Note of like tenor, registered as Holder may request, representing in the aggregate the remaining Exchange Amount represented by this Note. Holder and any assignee, by acceptance of this Note or such new Note, acknowledge and agree that, by reason of the provisions of this paragraph, following exchange of any portion of this Note, the Exchange Amount (including the principal of this Note) represented by this Note may be less than the principal amount and the accrued interest set forth on the face hereof.

       (vii) Notwithstanding the foregoing provisions of this Section 2(e), upon Holder's exercise of its exchange right in accordance with Section 2(b) hereof (the "Exchange Right"), the number of shares of Common Stock subject to the call right set forth in Section 7.13 of the Securities Purchase Agreement (the "Call Right") shall be reduced by an amount equal to the number of shares of Common Stock calculated pursuant to the Exchange Rate formula set forth in Section 2(c) hereof for so long as there are shares of Common Stock subject to the Call Right. In the event that at any time there is an insufficient number of shares of Common Stock subject to the Call Right to satisfy the Holder's exercise of its Exchange Right, the Company shall deliver to the Holder that number of shares of Common Stock necessary to satisfy the Exchange Right in the manner set forth in this Section 2(e).

                  (f) Taxes. The Company shall pay any and all transfer taxes (but not income taxes) that may be payable with respect to the issuance and delivery of Common Stock upon the exchange of this Note.

3.       ANTI-DILUTION.

         (a) Certain Defined Terms. For purposes of this Section, the following terms shall have the following meanings:

                  (i) "Common Stock" shall mean the Common Stock, no par value, of the Company as constituted on the date of this Note and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  (ii) "Exchangeable Securities" shall mean evidences of indebtedness, shares (including, without limitation, Preferred Shares) of stock or other securities which are exchangeable into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  (iii) "Preferred Shares," as applied to any Person, shall mean shares of such Person, which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

                  (iv) "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Exchangeable Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

         (b) Except as otherwise provided in Section 3(b)(vii)) below, the Fixed Exchange Price shall be subject to adjustment from time to time as set forth in this Section 3.

                  (i) Issuance of Additional Common Stock. If and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Fixed Exchange Price in effect immediately prior to the time of such issuance or sale, then, upon such issuance or sale, the Fixed Exchange Price shall be adjusted to that price equal to the fraction (i) the numerator of which shall be equal to (A) (x) the Fixed Exchange Price in effect immediately prior to such event multiplied by (y) the total number of outstanding shares of Common Stock immediately prior to such event plus (B) the consideration received by the Company upon such issuance, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges or exchanges of Exchangeable Securities (including any Notes held by Holder) and exercises of Stock Purchase Rights (including any Warrants held by Holder) provided that, no adjustment shall be made with respect to the issuance of shares of Common Stock issued (1) upon exchange or conversion of Notes or preferred shares or the exercise of warrants or options outstanding on the date hereof and disclosed to Holder in a Schedule attached to the Securities Purchase Agreement, (2) in connection with the exercise of options granted under the 1998 Altair International Inc. Stock Option Plan and the Altair International Inc. Stock Option Plan (collectively, the "Company Plans"), subject to the maximum reservation of shares defined in Section 3.3(i) of the Securities Purchase Agreement, (3) as consideration in connection with arms-length transactions involving the acquisition of other companies or lines of business in the mining, minerals or technology (including technology relating to nanoparticles or other related activities) industries, including non-competition or
         (4) the acquisition of assets to be used in the operation of the Company's business.

                  (ii) Stock Dividends, Subdivisions and Combinations. If and whenever the Company subsequent to the date hereof:

                      (A) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Exchangeable Securities or Stock Purchase Rights,

                      (B) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                      (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Fixed Exchange Price shall be adjusted to that price determined by multiplying the Fixed Exchange Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges or exchanges of Exchangeable Securities (including any Notes held by Holder) and exercises of Stock Purchase Rights (including any Warrants held by Holder).

                  (iii)  Issuance of  Exchangeable  Securities or Stock Purchase
         Rights. If and whenever the Company shall issue or sell any Exchangeable Securities or Stock Purchase Rights (other than the granting of Stock Purchase Rights to officers, employees, directors and consultants of the Company pursuant to any qualified or non-qualified stock option plan (including the Company Plans) or employee stock ownership plan (ESOP)) under which a consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Exchangeable Securities, upon the subsequent exchange or exchange of such Exchangeable Securities) shall be less than the Exchange Price in effect immediately prior to the time of such issuance or sale, then upon such issuance or sale the Exchange Price shall be adjusted as provided in Section 4(a) on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Exchangeable Securities or Stock Purchase Rights (or upon exchange or exchange of such Exchangeable Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fixed Exchange Price, provided that, no adjustment shall be made with respect to the issuance of shares of Common Stock (1) upon exchange or conversion of Notes or preferred shares or the exercise of warrants or options outstanding on the date hereof and disclosed to Holder in a Schedule attached to the Securities Purchase Agreement, (2) in connection with the exercise of options granted under the 1998 Altair International Inc. Stock Option Plan and the Altair International Inc. Stock Option Plan (collectively, the "Company Plans"), subject to the maximum reservation of shares defined in
         Section 3.3(i) of the Securities Purchase Agreement, (3) as consideration in connection with arms-length transactions involving the acquisition of other companies or lines of business in the mining, minerals or technology (including technology relating to nanoparticles or other related activities) industries, including non-competition covenants or (4) the acquisition of assets to be used in the operation of the Company's business.

                  (iv) Readjustment of Exchange Price. Upon (i) each change in the purchase price payable for any Stock Purchase Rights or Exchangeable Securities referred to in Section 3(b)(iii) each change in the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the exchange or exchange of such Exchangeable Securities, (iii) each change in the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Exchangeable Securities are exchangeable into or exchangeable for shares of Common Stock or (iv) the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Exchangeable Securities not exercised, the Fixed Exchange Price in effect at the time of such event shall forthwith be readjusted to the Fixed Exchange Price which would have been in effect at such time had such Stock Purchase Rights or Exchangeable Securities provided for such change or expiration, as applicable.

                  (v) Reorganization, Reclassification or Recapitalization of the Company. In the event that the Company effects (i) any reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Section 3(b)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction or event as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) with respect to or in exchange for the Common Stock of the Company, there shall thereafter be deliverable upon the exchange of this Note or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exchange of this Note or any portion thereof at the time would have been entitled upon such transaction or event.

                  (vi) Other Dilutive Events. If the Company takes any other action, or if any other event occurs to which the other provisions of this Section 3 are not strictly applicable, but which could result in an adjustment the Exchange Price or to any of the other terms of this Note that would not fairly protect the exchange rights and other rights represented by this Note in accordance with the essential intent and principles hereof, an appropriate adjustment in such purchase rights comparable to the adjustments described in (a) and (b) above shall be made by the Company.

                  (vii) Maximum Exchange Price. At no time shall the Fixed Exchange Price exceed the initial Exchange Price set forth in Section 2(a) hereof except as a result of an adjustment thereto pursuant to
         Section 3(b).

                  (viii) Application. All subdivisions of this Section 3 are intended to operate independently of one another. If a transaction or an event occurs that requires the application of more than one subsection, all applicable subdivisions shall be given independent effect.

                  (ix) Waiver. In the event that Holder consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which it would otherwise be entitled hereunder, the Company shall not be required to make any adjustment whatsoever with respect to this Note in excess of such limit or at all, as the terms of such consent may dictate.

                  (x) Notice of Adjustments to Fixed Exchange Price. As promptly as practicable after the occurrence of any event requiring any adjustment under this Section 3 to the Exchange Price (or to the number or kind of securities or other property deliverable upon the exchange of this Note), the Company shall, at its expense, mail to Holder a certificate of an officer of the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Fixed Exchange Price and the number of shares of Common Stock issuable upon exchange of this Note after giving effect to such adjustment.

                  (xi) Anti-Dilution Provisions in Other Securities. If the Company issues any Stock Purchase Rights or Exchangeable Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Note, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Note and, to the extent inconsistent with any provision of this Note, shall be deemed to be substituted therefor.

4.       REDEMPTION.

         This Note shall be subject to mandatory redemption upon the occurrence of certain events and optional redemption at the option of the Company, each as discussed below.

                  (a) Mandatory Monthly Redemption. Upon the occurrence of a Mandatory Redemption Event, and on each month anniversary thereafter until such Mandatory Redemption Event shall have been cured, if any, the Company will be required to redeem the Monthly Payment Amount for such month, on the Due Date, at a price equal to 120% of such Monthly Payment Amount, including all accrued and unpaid interest on the Note (the "Mandatory Redemption Price"). For purposes of this Note, "Mandatory Redemption Event" means any of the following events:

                  (i) the failure of the Company to satisfy any listing criteria of its Principal Market necessary to maintain the continued listing of the Common Stock, without regard to any grace period or other timing issues,

                  (ii) the  suspension of the Common Stock from trading for four
         (4) consecutive trading days or for a total of ten (10) trading days out of the preceding 365 days;

                  (iii) if for any reason pursuant to the registration statement (the "Registration Statement") covering the resale of shares of Common Stock issuable upon exchange of this Note and the exercise of the Warrants required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and Holder (the "Registration Rights Agreement") sales cannot be made following the date such Registration Statement has been declared effective by the SEC (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock, or otherwise) for four (4) consecutive trading days or for a total of ten (10) trading days out of the preceding 365 days unless due to the failure for a Registration Statement to become effective, or the suspension of an effective Registration Statement (provided such suspension is required by applicable law) if the Company is required under the Securities Exchange of 1934 to file financial statements of the acquired business and proforma financial statements and such financial statements are not readily available at the time the Company would have otherwise been obligated to file the Registration Statement, but only for up to thirty days with respect to any one acquisition and an aggregate of forty-five days in a twelve month period. The Company shall use all commercially reasonable efforts to file such financial statements at the earliest practicable date.

                  (iv) If, without prior shareholder approval, the issuance of the Exchange Shares that would result form the exchange of the Monthly Payment Amount, would result in the issuance of more than 19.9% of the aggregate number of outstanding shares upon the Closing Date shares.

         (b) Optional Monthly Redemption. At any time during the five (5) trading days prior to each Due Date (other than the Issuance Date), if the Closing Bid Price of the Common Stock on each such trading day is less than the Fixed Exchange Price on such day then the Company shall have the option to redeem (the "Optional Monthly Redemption Right") the Monthly Payment Amount for such month at a price equal to 100% of the Monthly Payment Amount, including all accrued and unpaid interest.

         (c) Mechanics of Company Redemption. Within one (1) day after the occurrence of a Mandatory Redemption Event, or upon a determination by the Company to exercise its Optional Monthly Redemption Right, the Company shall deliver a written notice thereof via facsimile and overnight courier ("Notice of Redemption") to Holder, which notice shall specify the type of redemption (and the nature of the Mandatory Redemption Event, if any). The Company shall pay the Redemption Price to Holder in cash on or before the relevant Due Date by wire transfer delivered to Holder as follows: American National Bank and Trust, 120 South LaSalle Street, Chicago, IL 60603, ABA 071000770, FBO Doral 18, LLC, A/C 5330299586, or to such other account or accounts as Holder may designate in writing to the Company from time to time.

         (d) Void Redemption. In the event that the Company does not pay the Mandatory Full Redemption Price to Holder on a timely basis as described in this
Section 4, in addition to any remedy otherwise available to Holder hereunder or under the Securities Purchase Agreement, such unpaid amount shall bear interest at the Default Rate until paid in full. In the event that the Company does not pay the Applicable Optional Redemption Price within the time period set forth in
Section 4(c), at any time thereafter and until the Company pays such unpaid Applicable Optional Redemption Price in full, Holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to rescind the Notice of Redemption for that portion of the Note for which the Applicable Optional Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption pursuant to the Company's optional redemption rights as described in Section 4(c), shall be null and void with respect to that portion of the Note subject to the Void Optional Redemption Notice, (ii) the Company shall immediately rescind such Redemption Notice, and (iii) the Exchange Price of that portion of the Note returned shall be adjusted to the lesser of (A) the Exchange Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest trade price for the Common Stock (as reported by Bloomberg) during the period beginning on the date on which the Notice of Redemption is delivered to Holder and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

         (e) Disputes; Miscellaneous. In the event of a dispute as to the determination of the lowest trade price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above with the term "lowest trade price" being substituted for the term "Exchange Price" and the term "Redemption Price" being substituted for the term "Exchange Rate." Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the principal amount and interest of this Note and subject to Section 2(e)(vi), the Company shall promptly cause to be issued and delivered to Holder a new Note representing the remaining unpaid principal amount which has not been redeemed.

5.       APPLICATION OF PAYMENTS/PREPAYMENT.

Upon the exercise by the Holder of its Exchange Right or upon the redemption of all or a portion of this Note, the amounts received by the Holder upon the exercise of the Exchange Right or upon the redemption of the Note shall be applied first to pay accrued interest on the Note through and including the date of the exercise of the Exchange Right or the redemption of the Note, as applicable, second to pay any penalties due the Holder from the Company and third to reduce the principal balance of the Note. At any time during the term of this Note, the Company may prepay the Note, in $250,000 increments at a price equal to (A) (x) the outstanding principal balance on the Note plus (y) accrued interest and (B) 115%.

6.       OTHER RIGHTS OF HOLDER.

         (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and satisfactory to Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to Holder) to insure that Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exchange of Holder's Note such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exchange of Holder's Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note).

         (b) Purchase Rights. If at any time the Company grants, issues or sells any options, exchangeable securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete exchange of the Note (without taking into account any limitations or restrictions on the convertibility of the Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

7.       RESERVATION OF SHARES.

         The Company shall, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the exchange of all of the principal amount of the Note then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 140% of the number of shares of Common Stock for which the principal amount of the Note are at any time exchangeable.

8.       VOTING RIGHTS.

         Holder shall have no voting rights, except as required by law, including but not limited to the Business Corporations Act (Ontario), and as expressly provided in this Note.

9.       RESTRICTION ON REDEMPTION AND CASH DIVIDENDS.

         Until all of the outstanding principal amount of this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of Holder.

10.      REISSUANCE OF NOTE.

         Subject to Section 2(e)(vi) in the event of a exchange or redemption pursuant to this Note of less than all of the Exchange Amount represented by this Note, the Company shall promptly cause to be issued and delivered to Holder, upon tender by Holder of the Note converted or redeemed, a new Note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

11.      DEFAULTS AND REMEDIES.


         (a) Events of Default. An "Event of Default" is: (i) failure of the Company's Registration Statement to be declared effective within 180 days following the Issuance Date, (ii) failure of the Company to file with the SEC, on Form S-3, the Registration Statement covering the Exchange Shares and the Warrant Shares on or before the Filing Deadline (as such term is defined in the Registration Rights Agreement), (iii) default in payment of principal, interest or Default Interest on this Note when and as due; (iv) failure by the Company
(A) for thirty (30) days after notice to it to comply with any other material provision of this Note except for delivery of a replacement Note within four (4) Business Days as described in Section 2(e)(ii); or (B) for six (6) Business Days after notice to it to comply with the replacement Note delivery requirement set forth in Section 2(e)(ii); (v) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter in principal amount greater than $10,000; (vi) any representations or warranty made by the Company in the Securities Purchase Agreement proves untrue in any material respect as of the date of the issuance or making thereof; (vii) any failure to observe or perform any of the covenants set forth in the Securities Purchase Agreement which is not remedied by the Company within 30 days after notice thereof to the Company by the Holder; (viii) any event occurs or condition exists which is specified as an event of default under that certain Security Agreement by and among the Company, Altair
Technologies, Inc. and the Holder dated as of an even date herewith or the Intellectual Property Security Agreement by and between Altair Technologies, Inc. and the Holder dated as of an even date herewith; (ix) if the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days. The term "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and Title 11, U.S. Code, and any similar Federal, Provincial. or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         (b) Remedies. If an Event of Default occurs and is continuing, Holder may notify the Company that it is declaring all of this Note, including any interest and Default Interest and other amounts due or to become due, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iv), (ix) and (x) of Section 11(a), this Note shall become due and payable without further action or notice by Holder. The Holder may not enforce the agreements contained in this Note except as provided herein. In addition to any remedy Holder may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the Default Rate until paid in full.

12.      VOTE TO CHANGE THE TERMS OF THIS NOTE.

         This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

13.      LOST OR STOLEN NOTE.

         Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date; provided, however, the Company shall not be obligated to re-issue the Note if Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

14.      PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.

         If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; or (iii) an attorney is retained to represent Holder of this Note in any other proceedings whatsoever in connection with this Note, then the Company shall pay to Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

15.      CANCELLATION.

         After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

16.      NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS.

         This Note is exchangeable, upon the surrender hereof by Holder at the principal office of the Company, for a new Note or Note (in principal amounts of at least $1,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by Holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

17.      WAIVER OF NOTICE.

         To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

18.      GOVERNING LAW.

         This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

         The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exchange and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.      SPECIFIC SHALL NOT LIMIT GENERAL; CONSTRUCTION.

         No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and Holder and shall not be construed against any person as the drafter hereof.

21.      FAILURE OR INDULGENCE NOT WAIVER.

         No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

22.      JUDGMENT CURRENCY.

         (a) If, for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 22 referred to as the "Judgment Currency") an amount due under any this Note in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the business day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 19 being hereinafter in this Section 22 referred to as the "Judgment Conversion Date").

         (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 22(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Company shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

Any amount due from the Company under Section 22(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

         (c) The term "rate of exchange" in this Section 22 means the rate of exchange at which the Holder would, on the relevant date at or about 12:00 noon (Toronto time), be prepared to sell Canadian Dollars or US Dollars, as the case may be, against the Judgment Currency.

23.      INTEREST ACT

         For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Note (and stated herein as applicable to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other period of time.

24.      CRIMINAL RATES OF INTEREST

         If any provision of this Note would obligate the Company to make any payment of interest or other amount payable to any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or in such other similar applicable legislation) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) firstly, by reducing the amount or rate of interest required to be paid to the Holder under this Section 24; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute interest for purposes of Section 347 of the Criminal Code (Canada) or in such other similar applicable legislation. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Holder shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada) or in such other similar applicable legislation, then the Company shall be entitled, by notice in writing to the Holder, to obtain reimbursement from the Holder in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Holder to the Company. Any amount or rate of interest referred to in this
Section 24 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Note.

25.      Taxes

         (a) Any and all payments by the Company hereunder, including the issuance of Common Stock of the Company in lieu of any such payment, shall be made, in accordance with this Section 25, free and clear of and without deduction for any and all present or future Taxes, excluding Taxes imposed on or measured by the net income or capital of the Holder by the jurisdictions the laws of which are applicable to the Holder. If the Company shall be required by law to deduct any Taxes (excluding Taxes imposed on or measured by the net income or capital of the Holder by the jurisdictions the laws of which are applicable to the Holder) from or in respect of any sum payable hereunder, including the issuance of Common Stock of the Company in lieu of any such sum,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 25) the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, the Company shall furnish to the Holder the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Company agrees to pay any present or future Taxes that arise from any payment made under this Note, including the issuance of Common Stock of the Company in lieu of any such payment, or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Note and any other agreements and instruments contemplated hereby or thereby (except for Taxes imposed on or measured by the net income or capital of the Holder by the jurisdictions the laws of which are applicable to the Holder).

         (c) The Company shall indemnify the Holder for the full amount of the Taxes referred to in this Section 25 (except for Taxes imposed on or measured by the net income or capital of the Holder by the jurisdictions the laws of which are applicable to the Holder), but including, without limitation, any Taxes imposed by any jurisdiction on amounts payable by the Company under this Section
25) that are not deducted and paid by the Company in accordance with Section 25(a) and that are paid by the Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within ten (10) days after the date the Holder makes written demand therefor.

         (d) Without prejudice to the survival of any other agreement of the Company under this Note, the agreements and obligations of the Company contained in this Section 25 shall survive the termination of this Note

         (e) Tax and Taxes  includes  all  present and future  taxes,  surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, exercise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imports, rates, fees, assessments, withholdings and other charges) imposed by any governmental authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

26.      TRANSFER.

         This Note and the rights granted to Holder are transferable without the consent of the Company in whole or in part, upon notice and surrender of this Note to the Company. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to Holder), a register for this Note, in which the Company shall record the name and address of the person in whose name this Note has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name the Note is registered on the register as the owner and Holder for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the 15th day of December, 2000.

                ALTAIR INTERNATIONAL, INC.


                By: /s/ William P. Long
                -----------------------
                       [Name]  William P. Long
                       [Title] President

                ALTAIR TECHNOLOGIES, INC.


                By: /s/ C. Patrick Costin
                -------------------------
                       [Name]  C. Patrick Costin
                       [Title] Vice President

                MINERAL RECOVERY SYSTEMS, INC.


                By: /s/ C. Patrick Costin
                -------------------------
                       [Name]  C. Patrick Costin
                       [Title] President


                FINE GOLD RECOVERY SYSTEMS, INC.


                By: /s/ C. Patrick Costin
                -------------------------
                       [Name]  C. Patrick Costin
                       [Title] Vice President

                                                                       EXHIBIT A

                                     ISSUER

                                 EXCHANGE NOTICE

Reference is made to the Note issued by Altair International, Inc. (the "Note"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the principal amount of the Note, indicated below into shares of common stock, no par value per share (the "Common Stock"), of the Company, by tendering the Note amount specified below as of the date specified below.

--------------------------------------------------------------------------------
DATE

--------------------------------------------------------------------------------
CURRENTLY OUTSTANDING PRINCIPAL
--------------------------------------------------------------------------------
CURRENT VALUE OF LETTER OF CREDIT
--------------------------------------------------------------------------------
ACCRUED BUT UNPAID INTEREST
--------------------------------------------------------------------------------
EXCHANGE AMOUNT
--------------------------------------------------------------------------------
(divided by)
EXCHANGE PRICE
--------------------------------------------------------------------------------
(equals)
EXCHANGE SHARES
Less:  Call Shares
Equals:  Newly Issued Exchange Shares

--------------------------------------------------------------------------------
ACCRUED INTEREST CONVERTED
--------------------------------------------------------------------------------
PRINCIPAL CONVERTED
--------------------------------------------------------------------------------
(times) LETTER OF CREDIT RATIO
--------------------------------------------------------------------------------
(equals) LETTER OF CREDIT REDUCTION
--------------------------------------------------------------------------------
NEW OUTSTANDING PRINCIPAL
--------------------------------------------------------------------------------
NEW LETTER OF CREDIT AMOUNT
--------------------------------------------------------------------------------


AGREED TO:

ALTAIR INTERNATIONAL, INC.                                      DORAL 18, LLC
--------------------------------------------------------------------------------